Exhibit 1.1

EXECUTION COPY

AMERICAN LAND LEASE, INC.

(a Delaware corporation)

7.75% Series A Cumulative Redeemable Preferred Stock

(Par Value $.01 Per Share)

UNDERWRITING AGREEMENT

February 17, 2005

RAYMOND JAMES & ASSOCIATES, INC.

As Representative of the several Underwriters named on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

The undersigned, American Land Lease, Inc., a Delaware corporation (the “Company”), and Asset Investors Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), each hereby address you as the representative (the “Representative”) of each of the persons, firms and corporations listed on Schedule I hereto (collectively, the “Underwriters”) and hereby confirm their agreement with the Underwriters with respect to the issue and sale by the Company and the purchase, acting severally and not jointly, by the Underwriters of 900,000 shares of the Company’s 7.75% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25 per share), par value $.01 per share (the “Series A Preferred Shares”), and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 100,000 additional Series A Preferred Shares to cover over-allotments, if any.

The aforesaid 900,000 Series A Preferred Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 100,000 Series A Preferred Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter collectively called the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-64615) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Each prospectus used before such registration statement became effective and any prospectus that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company will contribute the net proceeds from the sale of the Securities to the Operating Partnership, and in exchange therefor, at the Closing Time (as defined in Section 2(c)), the Operating Partnership will issue to the Company preferred units of limited partnership interest in the Operating Partnership (the “Series A Preferred Units”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

The term “Subsidiary” means a corporation, partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, the Operating Partnership or by one or more other Subsidiaries of the Company or the Operating Partnership.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with such Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) became effective, at the date of this Agreement and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No document has been or will be prepared in connection with the offering of the Securities in reliance on Rule 434 of the 1933 Act. The representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters through the Representative expressly for use in the Registration Statement or Prospectus.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the time Post-Effective Amendment No. 1 to the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and Prospectus present fairly in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements included in the Registration Statement and Prospectus. In addition, any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(v) No Material Adverse Change in Business. Since the latest dates as of which information is included or incorporated by reference in the Registration Statement and the Prospectus, respectively, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects, of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, (C) no material casualty loss or material condemnation or Material Adverse Effect with respect to any Property has occurred, (D) neither the Company, the Operating Partnership nor any of the Subsidiaries has incurred any obligation or liability, direct, contingent or otherwise which is material to the Company, the Operating Partnership and the

Subsidiaries considered as one enterprise and (E) except for regular quarterly dividends on the Company’s Common Stock and regular quarterly distributions on the common units of limited partnership in the Operating Partnership (the “Units”), in each case in amounts per share and per unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to any of its limited partnership interests.

(vi) Good Standing of the Company. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified or registered as a foreign corporation and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of the Operating Partnership. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Operating Partnership Agreement (as defined below) and the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units as disclosed in the Prospectus as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. The Agreement of Limited Partnership of the Operating Partnership, dated as of April 30, 1997, as amended by the First Amendment thereto, dated as of April 1, 2000, and the Second Amendment thereto, dated as of May 3, 2002, (as amended, the “Operating Partnership Agreement”), is in full force and effect.

(viii) Good Standing of Subsidiaries. The only Subsidiaries of the Company are the Subsidiaries listed on Exhibit A hereto. Each of the Subsidiaries of the Company or the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus and except as noted in Exhibit A hereto, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company or the Operating Partnership either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Neither the Company nor the Operating Partnership owns any direct or indirect equity interest in any entity other than the Subsidiaries, except for such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects, of the Company, the Operating Partnership and the Subsidiaries considered as a single enterprise.

(ix) Capitalization. The shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(x) Authorization of Units. All issued and outstanding Units have been duly authorized and are validly issued and have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws. The Series A Preferred Units to be issued to the Company in connection with the offering contemplated by this Agreement have been duly authorized and, when issued and delivered by the Operating Partnership to the Company in exchange for the net proceeds of the offering, will be validly issued and the issuance of such Series A Preferred Units will not be subject to the preemptive or other similar rights of any securityholder or partner of the Operating Partnership.

(xi) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Securities conform to all statements relating thereto contained in the Prospectus. No holder of the Securities will be subject to personal liability by reason of being such a holder. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Securities will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Second Amended and Restated Certificate of Incorporation, dated as of December 29, 2000 (the “Certificate of Incorporation”), and the Second Amended and Restated Bylaws of the Company (the “Bylaws”) and requirements of the New York Stock Exchange.

(xii) Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and constitutes a valid and binding obligation of the Company and the Operating Partnership enforceable in accordance with its terms except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof and except as enforcement may be limited by bankruptcy, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(xiii) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any Subsidiary is (A) in violation of its certificate of incorporation, partnership agreement, charter, by-laws or other governing instrument (“Governing Instruments”) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such violations or defaults of any Agreements and Instruments that would not result in a Material Adverse Effect or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations (“Laws”), except for such violations that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect) or Laws, nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership or any Subsidiary or of any Laws. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

(xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the

Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of their or any Subsidiary’s principal suppliers, manufacturers, customers or contractors that might reasonably be expected to result in a Material Adverse Effect.

(xv) Absence of Proceedings. There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation, could not reasonably be expected to result in a Material Adverse Effect.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required and the descriptions thereof or references thereto are correct in all material respects and no material defaults exist in the due performance or observance of any obligation, agreement, covenant or condition contained in any such contract or document.

(xvii) REIT Qualification. Commencing with its taxable year ended December 31, 1998, the Company has been, and upon the sale of the Securities the Company will be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Operating Partnership will be taxed as a partnership for federal income tax purposes.

(xviii) Investment Company Act. Neither the Company nor the Operating Partnership is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xix) Possession of Intellectual Property. The Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as has already been obtained under the 1933 Act or as required under state securities laws or the rules of the National Association of Securities Dealers, Inc. (“NASD”).

(xxi) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where failure to possess any such Governmental Licenses would not result in a Material Adverse Effect; the Company, the Operating Partnership and their Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property. The Company, the Operating Partnership, the Subsidiaries or any joint ventures in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and marketable title to all real property owned, as applicable, by the Company, the Operating Partnership, the Subsidiaries or the applicable joint ventures, respectively, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, the

Subsidiaries or the applicable joint ventures. Each of the properties of any of the Company, the Operating Partnership or the Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not have a Material Adverse Effect on the conditions, operations, prospects or earnings of the non-compliant property; and none of the Company, the Operating Partnership and the Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Operating Partnership and the Subsidiaries except in any case where such action or proceeding would not have a Material Adverse Effect on the conditions, operations, prospects or earnings of the property. All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. Except as described in the Prospectus or as would not result in a Material Adverse Effect, no tenant under any lease to which the Company, the Operating Partnership or any Subsidiary leases any portion of its property is in default under such lease.

(xxiii) Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the Subsidiaries has been obtained with respect to each property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property or (B) the cost of construction of such property (measured at the time of such construction), and in each case such title insurance is in full force and effect.

(xxiv) Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the properties and assets described in the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any Subsidiary, nor does any of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (B) are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (C) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

(xxv) Real Property. Except as would not have a Material Adverse Effect on the condition, operation, prospect or earnings of any of the Company’s properties, the real property of the Company, the Operating Partnership and their Subsidiaries is free of structural defects and all building systems contained therein are in good working order in all respects, subject to ordinary wear and tear or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures.

(xxvi) Transfer Taxes. To the Company’s knowledge, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(xxvii) Tax Returns. The Company (a) has filed all material foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, whether or not arising from transactions in the ordinary course of business, except as described in the Prospectus and (b) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Prospectus.

(xxviii) Insurance. The Company, the Operating Partnership, the Subsidiaries and each of their properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective properties, businesses, employees, officers and directors are in full force and effect.

(xxix) Disclosure Controls and Procedures; Internal Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including the Operating Partnership and their respective Subsidiaries, is made known to each of the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the preparation of the Prospectus; (ii) have been evaluated for effectiveness as of the end of the period covered by the most recent Form 10-Q filed by the Company with the Commission; and (iii) to the knowledge of the Company, are effective in all material respects to perform the functions for which they were established. Based on its evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxx) Environmental Laws. Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, the Operating Partnership and the Subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxi) Registration Statement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those that have been effectively waived or are inapplicable to the offering hereby.

(xxxii) Sarbanes-Oxley Act. The Company, the Operating Partnership and the Subsidiaries and any of the officers and directors of the Company, the Operating Partnership and any of the Subsidiaries, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxxiii) No NASD Affiliations. To the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(xxxiv) Regulation M. The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company, or any authorized representative of the Operating Partnership or any of their Subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such person or entity, as the case may be, to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.2125 per share, the number of Initial Securities set forth opposite the name of such Underwriter in Schedule I hereto.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase all or part of the Option Securities at the price per share of $24.2125, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part, at one time only, for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Such Option Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Initial Securities set forth opposite such Underwriter’s name bears to the total number of Initial Securities (subject to adjustment by the Representative to eliminate fractions). Such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the Los Angeles offices of Skadden, Arps, Slate, Meagher & Flom LLP, or at such other place as shall be agreed upon by the Representative and the Company, 10:00 A.M. (Eastern time) on February 23, 2005, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made on the Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the accounts of the several Underwriters of certificates, if any, for the Securities to be purchased by the Underwriters. The Initial Securities and, if any, the Option Securities will be delivered to the Underwriters in book-entry form through the facilities of The Depository Trust Company.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative at the office of The Depository Trust Company not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. Each of the Company and the Operating Partnership covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. During the Prospectus Delivery Period (as defined below), the Company, subject to Section 3(b), will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. During the Prospectus Delivery Period, the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. For purposes of this Agreement, “Prospectus Delivery Period” shall mean such period beginning on the date hereof and ending on the earlier of (i) the Date of Delivery, if the Underwriters have elected to purchase any Option Securities, or (ii) the 30th day after the date hereof if the Underwriters have not elected to purchase any Option Securities; provided, however, that, in each case, such period may be extended by the Representative, in its sole discretion, upon notice to the Company for such period that the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer.

(b) Filing of Amendments. During the Prospectus Delivery Period, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Intentionally omitted.

(d) Delivery of Prospectuses. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. Without limiting the generality of the foregoing, the Company agrees, during the Prospectus Delivery Period, to file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act regulations within the time periods prescribed thereby. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representative and prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Representative such number of copies of such amendment or supplement as the Representative may reasonably request.

(f) Intentionally omitted.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the board of directors deems it in the best interests of the Company’s securityholders to remain so qualified.

(j) No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership has or will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (ii) until the Closing Date, (A) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(k) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(l) NYSE Listing. The Company will use its best efforts to list the Securities on the New York Stock Exchange.

(m) Lock-Up Agreement. For a period of 45 days after the date of the Prospectus, without the consent of the Representative, the Company will not directly or indirectly, (i) offer, pledge, sell, or contract to sell any shares of capital stock, (ii) sell any option or contract to sell any shares of capital stock, (iii) purchase any option or contract to sell any shares of capital stock, (iv) grant any option, right or warrant to purchase any shares of capital stock, (v) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of capital stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, (vi) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for or repayable with shares of capital stock, (vii) file with the Commission a registration statement under the 1933 Act relating to any additional shares of capital stock or securities convertible into or exchangeable or exercisable for shares of capital stock, or (viii) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of the Representative; provided, however, that the Company shall not be restricted from issuing shares of capital stock or options, warrants, partnership units or other securities convertible into shares of capital stock (A) pursuant to the Company’s currently existing long-term incentive plans, (B) pursuant to any dividend reinvestment plan of the Company or (C) upon conversion of any currently outstanding convertible securities.

(n) Information Furnished by the Underwriters. The Company acknowledges that the list of Underwriters and their respective participation in the sale of the Securities, the concession and reallowances sentences and the paragraphs relating to stabilization, syndicate covering transactions and penalty bids appearing under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 1(a)(i) and 6 hereof.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation (exclusive of fees and disbursements of counsel for the Underwriters), printing and delivery to the Underwriters of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) the fees and expenses incurred in connection with any and all filings made with the NASD.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 8(a)(i) or (iii) (with respect to the first clause only), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of each Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been timely filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received one or more favorable opinions, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Operating Partnership, to the effect set forth in Exhibit B hereto.

(c) Opinion of Counsel for the Underwriters. At Closing Time, the Representative shall have received the favorable opinion of Alston & Bird LLP, counsel for the Underwriters, dated the Closing Date, with respect to the Securities, the Registration Statement and the Prospectus, as amended or supplemented, and such other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or of the most recent financial statements included or incorporated by reference in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects, of the Company, the Operating

Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the president of the Company, on behalf of the Company and as general partner of the Operating Partnership, and of the chief financial of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission. In addition, at Closing Time, the Representative shall have received a certificate of the president and chief financial officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, to the effect as counsel to the Underwriters may reasonably request.

(e) Accountants’ Comfort Letters. At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated as of the date of this Agreement, substantially in the form approved by the Representative before the execution of this Agreement.

(f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm statements made in their letter furnished pursuant to subsection (e) of this Section 5, except that the “specified date” referred to shall be a date not more than three days prior to the Closing Time.

(g) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company, the Operating Partnership and any Subsidiary shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated the Date of Delivery, of the president of the Company, and of the chief financial officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of the Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Operating Partnership, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Alston & Bird, LLP, counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. Letter from Ernst & Young LLP, in form and substance satisfactory to the Representative and dated the Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(h) Additional Documents. At Closing Time and at the Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(i) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities on the Date of Delivery that is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or the Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 11 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Each of the Company and the Operating Partnership agrees jointly and severally to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Underwriters furnished in writing by or on behalf of the Underwriters to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that the indemnity agreement contained in this subsection (a) with respect to any preliminary prospectus or amended preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling any Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Securities which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Securities to such person, unless the failure is the result of noncompliance by the Company with Section 3(d) hereof.

If any action, suit or proceeding (each, a “Proceeding”) is brought against any Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to such Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless such Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company and the Operating Partnership, their partners, directors and officers, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnership or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) and (b) of this Section 6 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the Company and the Operating Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or the Prospectus. For purposes of this Section 6, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION 7. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriters and shall survive the termination of this Agreement.

SECTION 8. Termination of Agreement.

(a) Termination; General. The Representative may, without liability, terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representative, impracticable to market the Securities or inadvisable to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, Inc., or if trading generally on the American Stock Exchange or the New York Stock

Exchange, Inc. or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 11 shall survive such termination and remain in full force and effect.

SECTION 9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and confirmed to the receiving party. Notices to the Underwriters shall be directed to the Representative at 880 Carillon Parkway, St. Petersburg, Florida 33716, attention of Vivek Seth; notices to the Company and the Operating Partnership shall be directed to it at 29399 U.S. Hwy 19 North, Suite 320, Clearwater, Florida 33761, attention of Shannon E. Smith, Chief Financial Officer.

SECTION 10. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and partners, officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 11. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. AS TO ANY DISPUTE, CLAIM OR LITIGATION ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, THE PARTIES HERETO SUBMIT AND AGREE TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL AND STATE COURT LOCATED IN THE STATE OF NEW YORK. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 12. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 13. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the Securities to be purchased pursuant to this Agreement, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement.

In the event of any such default which does not result in a termination of this Agreement Agreement, each of the Representative or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this offering, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

AMERICAN LAND LEASE, INC.

By:	/s/ Shannon E. Smith
Name:	Shannon E. Smith
Title:	Chief Financial Officer and Secretary

ASSET INVESTORS OPERATING PARTNERSHIP, L.P.

By:	American Land Lease, Inc., its general partner

By:	/s/ Shannon E. Smith
Name:	Shannon E. Smith
Title:	Chief Financial Officer and Secretary

CONFIRMED AND ACCEPTED,
On behalf of each of the several Underwriters named in Schedule I hereto as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Authorized Signatory

SCHEDULE I

Name	Number of Shares
Raymond James & Associates, Inc.	720,000
Stifel, Nicolaus & Company Incorporated	180,000

Total	900,000

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EXHIBIT A

LIST OF SUBSIDIARIES

Name	State/Type of Organization
Acacia Meadows Arizona, L.L.C.	Delaware limited liability company
AIOP Brentwood West, L.L.C.	Delaware limited liability company
AIOP Florida Properties I, L.L.C.	Delaware limited liability company
AIOP Florida Properties II, L.L.C.	Delaware limited liability company
AIOP Gulfstream Harbor, L.L.C.	Delaware limited liability company
AIOP Gulfstream Outlot I, L.L.C.	Delaware limited liability company
AIOP Gulfstream Outlot II, L.L.C.	Delaware limited liability company
AIOP Gulfstream Outlot III, L.L.C.	Delaware limited liability company
AIOP Lost Dutchman Notes, L.L.C.	Delaware limited liability company
AIOP Mullica, L.L.C.	Delaware limited liability company
AIOP Serendipity, L.L.C.	Delaware limited liability company
ALL Homes Corp.	Delaware limited liability company
ALL Management, L.L.C.	Delaware limited liability company
ALL TRS Holding Company, Inc.	Delaware limited liability company
Asset Investors Financing Corporation	Colorado corporation
Asset Investors Secured Finance Corporation	Delaware corporation
Casa Encanta Commercial, L.L.C.	Arizona limited liability company
CAX Cypress Greens, L.L.C.	Delaware limited liability company
CAX DTR Securitization Corp.	Delaware limited liability company
CAX La Casa Blanca East, L.L.C.	Delaware limited liability company
CAX La Casa Blanca, L.L.C.	Delaware limited liability company
CAX Lakeshore, L.L.C.	Delaware limited liability company
CAX Rancho Mirage, L.L.C.	Delaware limited liability company
CAX Riverside, L.L.C.	Delaware limited liability company
CAX Riverside II, L.L.C.	Delaware limited liability company
CAX Riverside III, L.L.C.	Delaware limited liability company
CAX Riverside Maintenance, L.L.C.	Delaware limited liability company
CAX Saddlebrook, LLC	Delaware limited liability company
Community Blue Heron Pines JV	Delaware general partnership
Community Brentwood JV	Delaware general partnership
Community Pines Investors Joint Venture	Delaware general partnership
Community Savanna Club JV	Delaware general partnership
Community Sunlake JV	Delaware general partnership
CR Golf Course Management, L.L.C	Delaware limited liability company
Crystal Bay, L.L.C.	Delaware limited liability company
Fiesta MHP Investors, L.L.C.	Arizona limited liability company
Fiesta SPE, L.L.C.	Arizona limited liability company
Fiesta/Encanta MHP, L.L.C.	Arizona limited liability company
Lakeshore Utilities, Inc.	Delaware corporation
Lakeshore Utilities, L.L.C. (1)	Delaware limited liability company
Marina Dunes Outdoor Park, L.L.C.	Washington limited liability company

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Park Royale MHP, L.L.C.	Arizona limited liability company
Prime Forest Partners	Florida general partnership
Riverside Golf Course and Marina, L.L.C.	Delaware limited liability company
Riverside Golf Course Community, L.L.C.	Delaware limited liability company
Riverside Utilities, L.L.C.	Delaware limited liability company
Royal Palm Village, L.L.C.	Georgia limited liability company
Savanna Preserve, L.L.C.	Delaware limited liability company
Savanna Links, L.L.C.	Delaware limited liability company
Savanna Eagles Retreat 2, L.L.C.	Delaware limited liability company
Savanna Eagles Retreat, L.L.C.	Delaware limited liability company
Savanna Fairways, L.L.C.	Delaware limited liability company
Sun Valley Arizona, L.L.C.	Delaware limited liability company
The Pines of Punta Gorda Joint Venture	Delaware general partnership
Woodlands Church Lake, L.L.C.	Delaware limited liability company

(1)	99% owned indirectly by Asset Investors Operating Partnership, L.P.

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EXHIBIT B

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

The following opinions are subject to customary assumptions, limitations and qualifications:

1.	The Company is validly existing in good standing under the laws of the State of Delaware. The Operating Partnership is validly existing and in good standing under the laws of the State of Delaware.

2.	Each Specified Corporate Subsidiary and each Specified LLC Subsidiary is validly existing in good standing under the laws of the State of Delaware.

3.	The Company has the corporate power and corporate authority to execute and deliver the Underwriting Agreement, to consummate the transactions contemplated thereby, and to conduct its business and own, lease and operate its properties as described in the Prospectus.

4.	The Operating Partnership has the partnership power and partnership authority to execute and deliver the Underwriting Agreement, to consummate the transactions contemplated thereby, and to conduct its business and own, lease and operate its properties as described in the Prospectus.

5.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

6.	The execution and filing of the Certificate of Designations has been duly authorized by the Company and the Certificate of Designations has been duly executed and filed with the Secretary of State of the State of Delaware.

7.	The execution and delivery by the Company and the Operating Partnership of the Underwriting Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated thereby, including the issuance and sale by the Company of the Shares and the issuance by the Operating Partnership of the Series A Partnership Preferred Units, will not (i) conflict with the Certificate of Incorporation or By-laws of the Company, or the Certificate of Limited Partnership or Limited Partnership Agreement of the Operating Partnership, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company or the Operating Partnership of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Operating Partnership.

8.	No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Company and the Operating Partnership or the consummation by the Company and the Operating Partnership of the transactions contemplated thereby.

9.	To our knowledge, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership, any Corporate Subsidiary or any LLC Subsidiary is a party or to which any property of the Company, the Operating Partnership, any Corporate Subsidiary or any LLC Subsidiary is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the General Rules and Regulations under the Securities Act that are not so disclosed.

10.	The Shares have been duly authorized by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Certificate of Incorporation or By-laws or any Applicable Contract.

11.	The Series A Partnership Preferred Units to be issued by the Operating Partnership to the Company in connection with the Company’s sale of the Shares have been duly authorized by the Operating Partnership and such Series A Partnership Preferred Units, when issued and delivered by the Operating Partnership against the Company’s contribution of the net proceeds from the sale of the Shares, will be validly issued

12.	All of the limited liability company interests of each Specified LLC Subsidiary have been validly issued. Schedule to the limited liability company agreement of [relevant Specified LLC Subsidiary] shows 100% of the limited liability company interests of [relevant Specified LLC Subsidiary] as being issued to [relevant party].

13.	The outstanding shares of stock of each Specified Corporate Subsidiary have been duly authorized by such Specified Corporate Subsidiary and have been validly issued, and are fully paid and nonassessable. The stock ledger of [relevant Specified Corporate Subsidiary] shows 100% of the outstanding capital stock of such Specified Corporate Subsidiary as being issued to [relevant party].

14.	The form of certificate used to evidence the Series A Preferred Stock complies in all material respects with the applicable requirements of the Company’s Certificate of Incorporation and By-laws, the DGCL and the rules of the New York Stock Exchange.

15.	The statements in the Prospectus under “Description of Preferred Stock” and “Description of the Series A Preferred Shares,” insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

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16.	Neither the Company nor the Operating Partnership is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

17.	No holder of any security of the Company or the Operating Partnership has any right under any Applicable Contract to require registration of any security of the Company or the Operating Partnership because of the transactions contemplated by the Underwriting Agreement.

Although the discussion set forth in the Prospectus under the captions “Federal Income Taxation Considerations” and “Certain Federal Income Tax Considerations” does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership and disposition of the Series A Preferred Shares, the discussion constitutes, in all material respects, a fair and accurate summary, under current law, of material United States Federal income tax consequences of the purchase, ownership and disposition of the Series A Preferred Shares, subject to the qualifications set forth therein. The United States Federal income tax consequences of an investment in the Series A Preferred Shares will depend upon the holder’s particular situation, and we express no opinion on the discussion set forth in the Prospectus under the captions “Federal Income Taxation Considerations” and “Certain Federal Income Tax Considerations,” as applied to any particular holder.

Commencing with its taxable year ended December 31, 1998, the Company was organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) and its actual method of operation from January 1, 1998 through the date of this letter has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT.

We have acted as special counsel to American Land Lease, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated as of February         , 2005 (the “Underwriting Agreement”), among you, as representative of the several Underwriters named therein (the “Underwriters”), the Company and Asset Investors Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), relating to the sale by the Company to the Underwriters of 900,000 shares (the “Firm Shares”) of the Company’s [        %] Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), and up to an additional 100,000 shares of Series A Preferred Stock (the “Option Shares”) at the Underwriters’ option to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the “Shares.”

This letter is being furnished pursuant to Section 5(b) of the Underwriting Agreement. In the above capacity, we have reviewed the registration statement on Form S-3 (File No. 333-64615) of the Company relating to the Shares and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) allowing for delayed

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offerings pursuant to Rule 415 under the Securities Act, Pre-Effective Amendment No. 1 thereto and Post-Effective Amendment No. 1 thereto (such registration statement, as so amended and declared effective, being hereinafter referred to as the “Registration Statement”), (i) the prospectus, dated February 16, 2005 (the “Base Prospectus”), relating to the offering of securities of the Company, and (ii) the prospectus supplement, dated February 16, 2005 (the “Prospectus Supplement”), relating to the offering of the Shares (the Prospectus Supplement and the Base Prospectus, in the form filed pursuant to Rule 424(b) under the Act, are hereby referred to collectively as the “Prospectus”). We also have reviewed the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”) and such other documents as we deemed appropriate. We have been orally advised by the Commission that the Registration Statement (File No. 333-64615) was declared effective under the Securities Act on              and Post-Effective Amendment No. 1 thereto was declared effective under the Securities Act on January 12, 2005, and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued.

In addition, we have participated in conferences with officers and other representatives of the Company, and representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus and have made no independent check or verification thereof.

On the basis of the foregoing, (i) the Registration Statement, at the time Post-Effective Amendment No. 1 became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the General Rules and Regulations thereunder (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the time Post-Effective Amendment No. 1 became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement).

This letter is furnished only to you as representative of the Underwriters and is solely for your and the other Underwriters’ benefit in connection with the closing occurring today and the offering of the Shares, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires that Shares or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

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